Exhibit 77(q)(1)

                                    Exhibits

(e)(1) First Amendment dated September 2, 2004 to the Investment Management Agreement between ING Investments, LLC and ING VP Natural Resources Trust -- filed herein.

(e)(2) Schedule of Approval with respect to the Investment Management Agreement between ING VP Natural Resources Trust and ING Investments, LLC - filed herein.